EXHIBIT 1
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        AMENDED AND RESTATED AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

                             Dated: February 7, 2008

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement amends and restates in its entirety the Agreement as to Joint Filing of Schedule 13D previously entered into on January 22, 2008 by certain of the signatories hereto. This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

                                    LEUCADIA NATIONAL CORPORATION

                                    By:  /s/  Joseph A. Orlando
                                       -------------------------------
                                       Name:  Joseph A. Orlando
                                       Title: Vice President and
                                              Chief Financial Officer


                                    PHLCORP, INC.

                                    By:  /s/  Joseph A. Orlando
                                       -------------------------------
                                       Name:  Joseph A. Orlando
                                       Title: Vice President


                                    BALDWIN ENTERPRISES, INC.

                                    By:  /s/  Joseph A. Orlando
                                       -------------------------------
                                       Name:  Joseph A. Orlando
                                       Title: Vice President


                                    RCG BALDWIN, L.P.

                                    By: Ramius Advisors, LLC
                                          Its General Partner
                                    By: Baldwin Enterprises, Inc.
                                          As Attorney-In-Fact

                                    By:  /s/  Joseph A. Orlando
                                       -------------------------------
                                       Name:  Joseph A. Orlando
                                       Title: Vice President




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                                    RCG SEXTANT MASTER FUND, LTD.

                                    By: Ramius Capital Group, L.L.C.
                                          Its Investment Manager

                                    By: C4S & Co., L.L.C.
                                          As Managing Member

                                    RCG ENTERPRISE, LTD

                                    By: Ramius Capital Group, L.L.C.
                                          Its Investment Manager

                                    By: C4S & Co., L.L.C.
                                          As Managing Member

                                    RAMIUS CAPITAL GROUP, LLC

                                    By: C4S & Co., L.L.C.
                                          As Managing Member

                                    C4S & CO., LLC

                                    By:  /s/  Peter A. Cohen
                                       -------------------------------
                                       Name:  Peter A. Cohen
                                       Title: Authorized Signatory


                                        /s/  Peter A. Cohen
                                    ---------------------------
                                    Peter A. Cohen
                                    Individually and as attorney-in-fact for
                                    Jeffrey M. Solomon, Morgan B. Stark and
                                    Thomas W. Strauss